Rule 466 Certification

The Depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a registration statement on Form F-6 (Registration No. 114197), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement (except for the reference to the reporting status of Air France-KLM); and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                              CITIBANK, N.A., as Depositary


                                              By: /s/ Susan A. Lucanto
                                                  ------------------------------
                                                  Name:  Susan A. Lucanto
                                                  Title: Vice President